CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 28 to the Registration Statement of Franklin Federal Money Fund on Form N-1A, File No. 2-67480, of our report dated August 5, 2003 relating to the financial statements and financial highlights of Franklin Federal Money Fund and The Money Market Portfolios, which appear in the June 30, 2003 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                               /s/PricewaterhouseCoopers LLP


San Francisco, California
October 29, 2003